UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 17,2002
                                                   -----------------------

                         CAPITAL AUTO RECEIVABLES, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                     333-93431            38-3082892
----------------------------------     -------------      ---------------------
(State or other Jurisdiction           (Commission        (I.R.S. employer
  of Incorporation)                     File Number)        Identification No.)


                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                    (Address of principal executive offices)


Registrant's telephone number, including area code: 302-658-7581
                                                    ------------


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Items 1 - 4.   Not Applicable.

Item 5.        Other Events

     The registrant previously filed a series term sheet, dated January 15, 2002, setting forth a description of the collateral pool and the proposed structure of $579,000,000 aggregate principal amount of Class A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes"), $652,000,000 aggregate principal amount of Class A-3 Floating Rate Asset Backed Notes (the "Class A-3 Notes"), and $469,374,000 aggregate principal amount of Class A-4 4.16% Asset Backed Notes (the "Class A-4 Notes," and, together with the Class A-2 Notes and the Class A-3 Notes, the "Offered Notes") of Capital Auto Receivables Asset Trust 2002-1 (the "Trust"), as an exhibit to the Current Report on Form 8-K, dated as of January 15, 2002.

     The trust will also issue $475,000,000 aggregate principal amount of Class A-1 Asset Backed Notes (the "Class A-1 Notes"), and $102,504,338.63 aggregate principal amount of Asset Backed Certificates (the "Retained Certificates"). The Offered Notes and the Class A-1 Notes are sometimes referred to collectively as the "Notes." In connection with the issuance of the Notes, Kirkland & Ellis, as counsel to the Registrant, has delivered (i) a revised opinion with respect to legality of the Notes and the Certificates filed as Exhibit 5.1 to Registration Statement number 333-93431 (ii) a revised opinion with respect to tax matters filed as Exhibit 8.1 to Registration Statement number 333-93431. Each such opinion is being filed as an exhibit to this report.

Item 6.        Not applicable.

Item 7.        Exhibits.

Exhibit 5.1    The following is filed as an Exhibit to this report under Exhibit
               5.1.

               Opinion of Counsel of Kirkland & Ellis, dated as of January 17, 2002.

Exhibit 8.1    The following is filed as an Exhibit to this report under Exhibit
               8.1.

               Opinion of Counsel of Kirkland & Ellis, dated as of January 17, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          CAPITAL AUTO RECEIVABLES, INC.

                                                  (Registrant)

Dated: April 9, 2002                      By: s/ WILLIAM F. MUIR
                                              -----------------------------
                                                 William F. Muir, Chairman

Dated: April 9, 2002                      By: s/JOHN D. FINNEGAN
                                              ------------------------------
                                                John D. Finnegan, President